CLIFFORD L. NEUMAN, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

January 15, 2009

FieldPoint Petroleum Corporation

1703 Edelweiss Drive

Cedar Park, TX  78613

             Re:        Registration Statement on Form S-4

Sir or Madam:

       We have acted as legal counsel for FieldPoint Petroleum Corporation (the "Company") in connection with the Company's Registration Statement on Form S-4 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the Offer to Exchange up to 17,465,585 Shares of Common Stock of Basic Earth Science Systems, Inc. for up to 8,732,793 shares (the “Shares”) of FieldPoint Petroleum Corporation Common Stock (the "Exchange").  The Exchange will be offered and sold as in the manner set forth in the Registration Statement and Prospectus.

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when issued and sold pursuant to and  in a manner consistent with the description contained in the Offering included in the Prospectus and upon receipt of all applicable consideration for such Shares, as applicable, will be legally issued, fully paid and nonassessable.

       In rendering this opinion we have considered and opined upon the Colorado Constitution, all applicable provisions of Colorado statutory law and reported judicial decisions interpreting those laws.  We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.1 to the Registration Statement on Form S-4 and to the use of its name in the Registration Statement.

Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman

Clifford L. Neuman